UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2009

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 27, 2009, Liberty Media Corporation (Liberty Media) issued a press release announcing that it has received a private letter ruling from the Internal Revenue Service (IRS) relating to the tax treatment of the split-off of Liberty Entertainment, Inc. (LEI), a wholly owned subsidiary of Liberty Media, from Liberty Media (the Split-Off). The private letter ruling, which satisfies a condition to the completion of the Split-Off and the business combination with The DIRECTV Group, Inc. provides to the effect that (i) the Split-Off will qualify as a tax-free transaction under sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, (ii) no gain or loss will be recognized by Liberty Media upon the distribution of LEI common stock, and (iii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Entertainment common stock upon the exchange of shares of Liberty Entertainment common stock for shares of LEI common stock (except with respect to cash received in lieu of fractional shares). While generally binding upon the IRS, the private letter ruling is subject to certain caveats and there are certain limitations in relying upon private letter rulings. These caveats and limitations are described in Liberty Media’s definitive proxy statement/prospectus relating to the special meeting of holders of Liberty Entertainment common stock to be held in connection with the Split-Off, and filed with the Securities and Exchange Commission.

The press release is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated October 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2009

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
Name: Mark E. Burton
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated October 27, 2009